Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Melanie Canto
Investor Relations
425-638-4048
InvestorRelations@Captaris.com

Captaris Reports Financial Results for the Second Quarter 2004

BELLEVUE, WA — August 4, 2004 — Captaris, Inc. (NASDAQ: CAPA), a provider of Business Information Delivery solutions, today reported financial results for its second quarter ended June 30, 2004.

Revenue was $18.2 million for the quarter ended June 30, 2004 compared to $18.1 million in the same quarter last year. On a continuing product basis, revenue was up 17% compared to $15.6 million in the second quarter of 2003, which excludes $2.5 million in revenue from the CallXpress unified messaging product line that the company divested in the third quarter of 2003. RightFax revenue was $17.5 million, up 12% from the preceding year and Teamplate revenue was $0.7 million.

Gross margin as a percent of revenue was 66.4%, an increase of two percentage points over the same quarter last year and up 0.3 percentage points sequentially. Operating expenses, excluding $215,000 of stock compensation expense, were $12.4 million, an increase of $100,000 from the first quarter of 2004.

The company reported a net loss for the quarter of $56,000, or breakeven per diluted share, compared to net income of $708,000, or $0.02 per diluted share, for the same quarter of 2003. The 2004 results include a final purchase price adjustment gain of $204,000, net of income taxes, from the sale of the MediaLinq assets.

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Cash, cash equivalents, and investment balances totaled $89 million as of June 30, 2004. In the quarter, cash flow from operations was $2.6 million and deferred revenue increased by $1.0 million.

“I’m pleased with another solid quarter of RightFax growth and key Teamplate wins such as the recent sale to NATO European headquarters.” said David P. Anastasi, President and CEO of Captaris. “We managed operating expenses tightly, and are continuing to invest in building the organization for long-term growth to secure our leadership position in the Business Information Delivery market.”

Stock Repurchase

During the quarter, the Company repurchased 657,868 shares or just over 2% of its outstanding common stock at a cost of approximately $3.9 million with a purchase price range from $5.34 to $6.49 per share. An additional $11.1 million remains available for future stock repurchases under our previously announced stock repurchase program. Captaris may repurchase shares subject to open trading windows, overall market conditions, stock prices and its cash position and requirements.

Web Cast Information

The Company will discuss its second quarter results, updated guidance and business outlook for 2004 on its regularly scheduled conference call today at 1:45 pm PT. The live Web cast of the conference call can be accessed from the Investor Relations section of the Captaris Web site at www.captaris.com. The dial-in number is 800.219.6110 and no access code is required. The company will also provide a replay of the conference call at 800.405.2236, confirmation number 11000644# until Thursday, August 12 at 11:59 pm PT.

About Captaris, Inc.

Captaris is a leading provider of Business Information Delivery solutions that integrate, process and automate the flow of messages, data and documents. Captaris produces a suite of proven products and services, in partnership with leading enterprise technology companies, delivered through a global distribution network. Captaris has installed over 80,000 systems in 44 countries, with 93 of the Fortune 100 using the company’s award-winning products and services to reduce costs and increase the performance of critical business information investments.

Captaris Announces Financial Results for Second Quarter Ended June 30, 2004

Captaris is headquartered in Bellevue, WA, and has main offices in Tucson, AZ, Portland, OR, Calgary, Canada and European headquarters in Nieuwegein, Netherlands. In addition, Captaris has sales and support offices in the United Kingdom, Germany, Hong Kong, Australia, and Dubai. The company was founded in 1982 and is publicly traded on the NASDAQ National Market under the symbol CAPA. For more information please visit www.captaris.com.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding expected revenue and earnings growth. Forward-looking statements include all passages containing verbs such as “aims,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” or “targets” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Captaris’ actual results include, among others, the impact, if any, of stock-based compensation charges or benefit associated with variable accounting treatment on certain stock options, the potential failure to maintain and expand Captaris’ network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris’ financial results is included in Captaris’ most recent quarterly report on Form 10- Q and annual report on 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Captaris products Interchange, RightFax and Teamplate are trademarks of Captaris. All other company, brand and product names are the property and/or trademarks of their respective companies.

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Captaris Announces Financial Results for Second Quarter Ended June 30, 2004

CAPTARIS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net revenue	$18,191	$18,139	$36,366	$33,839
Cost of revenue	6,104	6,440	12,272	12,235

Gross profit	12,087	11,699	24,094	21,604

Operating expenses:
Research and development	2,260	2,441	4,391	4,798
Selling, general and administrative	10,046	8,577	20,117	18,403
Amortization of intangibles	103	57	206	113
Stock compensation expense	215	508	219	992

Total operating expenses	12,624	11,583	24,933	24,306

Operating (loss) income	(537)	116	(839)	(2,702)

Other income (expense):
Interest	332	358	671	810
Other, net	(216)	(8)	(285)	(51)

Other income	116	350	386	759

(Loss) income from continuing operations before income tax (benefit) expense	(421)	466	(453)	(1,943)
Income tax (benefit) expense	(161)	134	(173)	(755)

(Loss) income from continuing operations	(260)	332	(280)	(1,188)

Discontinued operations:
Income from operations of MediaLinq, net of income taxes	—	376	—	918
Gain from sale of MediaLinq, net of income taxes	204	—	204	—

Income from discontinued operations	204	376	204	918

Net (loss) income	$(56)	$708	$(76)	$(270)

Captaris Announces Financial Results for Second Quarter Ended June 30, 2004

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Basic net (loss) income per common share:
(Loss) income from continuing operations	$(0.01)	$0.01	$(0.01)	$(0.04)
Income from discontinued operations	0.01	0.01	0.01	0.03

Basic net (loss) income per common share	$(0.00)	$0.02	$(0.00)	$(0.01)

Weighted average basic common shares	31,860	30,311	32,076	30,274

Diluted net (loss) income per common share:
(Loss) income from continuing operations	$(0.01)	$0.01	$(0.01)	$(0.04)
Income from discontinued operations	0.01	0.01	0.01	0.03

Diluted net (loss) income per common share	$(0.00)	$0.02	$(0.00)	$(0.01)

Weighted average diluted common shares	31,860	30,816	32,076	30,274

Captaris Announces Financial Results for Second Quarter Ended June 30, 2004

CAPTARIS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Cash & cash equivalents	$3,315	$41,896
Short-term investments, available for sale	55,354	28,081
Accounts receivable, net	12,857	13,638
Inventories	905	1,973
Prepaid expenses and other current assets	2,595	2,516
Deferred income taxes and income tax receivable	2,686	1,770

Total current assets	77,712	89,874

Long-term investments, available for sale	30,161	25,684
Restricted cash	1,000	1,000
Equipment and leasehold improvements, net	5,480	4,605
Intangible and other assets, net	6,096	6,705
Goodwill	15,440	15,541
Deferred income taxes	1,603	1,346

Total assets	$137,492	$144,755

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,489	$4,875
Accrued compensation and benefits	2,876	4,403
Other accrued liabilities	1,137	1,393
Income taxes payable	1,647	2,999
Deferred revenue	12,918	10,257

Total current liabilities	22,067	23,927

Redeemable common stock	3,000	3,000

Shareholders’ equity:
Common stock	310	318
Additional paid-in capital	62,662	67,453
Retained earnings	49,605	49,681
Accumulated other comprehensive income	(152)	376

Total shareholders’ equity	112,425	117,828

Total liabilities and shareholders’ equity	$137,492	$144,755

Captaris Announces Financial Results for Second Quarter Ended June 30, 2004